                                                                    Exhibit 10.2


                        ASSET PURCHASE OPTION AGREEMENT

                                       BY

                                      AND

                                     AMONG

                        FRESENIUS HEMOTECHNOLOGY, INC.,


                         FRESENIUS AKTIENGESELLSCHAFT

               (as guarantor of Fresenius Hemotechnology, Inc.)

                                      AND

                           CYPRESS BIOSCIENCE, INC.

                          Dated as of March 26, 1999

                               TABLE OF CONTENTS

                                                                                                                         Page

ARTICLE 1  DEFINITIONS.
     1.1        Definitions..............................................................................................  1
     1.2        Interpretation...........................................................................................  8
ARTICLE 2  GRANT OF OPTION FOR PURCHASE OF ASSETS, ASSUMPTION OF
           LIABILITIES AND RELATED TRANSACTIONS.
     2.1        Grant and Exercise of Option.............................................................................  8
     2.2        Purchase and Sale of Assets..............................................................................  9
     2.3        Assumption of Certain Liabilities........................................................................ 11
     2.4        Purchase Price and Allocation............................................................................ 12
     2.5        Payment of Purchase Price................................................................................ 13
     2.6        Expiration of Option..................................................................................... 13
     2.7        Post Closing Adjustment.................................................................................. 13
ARTICLE 3    CLOSING.
     3.1        Closing Date............................................................................................. 14
     3.2        Items to be Delivered at the Closing By Seller........................................................... 14
     3.3        Items to be Delivered at the Closing by Buyer............................................................ 15
ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF SELLER.
     4.1        Organization; Authorization.............................................................................. 16
     4.2        No Conflicts............................................................................................. 16
     4.3        Purchased Assets......................................................................................... 16
     4.4        Financial Information.................................................................................... 17
     4.5        Certain Taxes............................................................................................ 17
     4.6        Assumed Contracts........................................................................................ 17
     4.7        Tangible Property........................................................................................ 17
     4.8        Legal Proceedings........................................................................................ 18
     4.9        Insurance................................................................................................ 18
     4.10       Permits.................................................................................................. 18
     4.11       Regulatory Compliance.................................................................................... 19
     4.12       Labor, Employment and Employee Benefit Matters........................................................... 19
     4.13       No Brokers or Finders.................................................................................... 20
     4.14       Environmental Compliance................................................................................. 20
     4.15       Year 2000 Compliance..................................................................................... 21
ARTICLE 5    REPRESENTATIONS AND WARRANTIES OF BUYER.
     5.1        Organization and Related Matters......................................................................... 21
     5.2        Authorization............................................................................................ 21
     5.3        No Conflicts............................................................................................. 21
     5.4        No Brokers or Finders.................................................................................... 21
ARTICLE 6    COVENANTS WITH RESPECT TO CONDUCT PRIOR TO CLOSING.
     6.1        Access................................................................................................... 22
     6.2        Material Adverse Changes................................................................................. 22
     6.3        Conduct of Operations.................................................................................... 22
     6.4        Notification of Certain Matters.......................................................................... 24
     6.5        Permits and Approvals.................................................................................... 24

                               TABLE OF CONTENTS
                                   (continued)

                                                                                                                         Page

     6.6        Third Party Consents..................................................................................... 24
     6.7        Certain Filings.......................................................................................... 24
     6.8        Environmental Due Diligence.............................................................................. 24
     6.9        Management Agreement..................................................................................... 25
     6.10       Amendment of Lease....................................................................................... 25
     6.11       WARN Act................................................................................................. 25
ARTICLE 7    ADDITIONAL CONTINUING COVENANTS.
     7.1        Employment Matters....................................................................................... 25
     7.2        Proration Payments....................................................................................... 26
ARTICLE 8    CONDITIONS OF PURCHASE.
     8.1        General Conditions....................................................................................... 26
     8.2        Conditions to Obligations of Buyer....................................................................... 27
     8.3        Conditions to Obligations of Seller...................................................................... 28
ARTICLE 9    TERMINATION OF OBLIGATIONS; SURVIVAL.
     9.1        Termination of Agreement................................................................................. 28
     9.2        Effect of Termination.................................................................................... 29
ARTICLE 10   INDEMNIFICATION.
     10.1       Obligations of Seller.................................................................................... 29
     10.2       Obligations of Buyer..................................................................................... 30
     10.3       Notice of Claim.......................................................................................... 30
     10.4       Direct Claims............................................................................................ 30
     10.5       Third Party Claims....................................................................................... 30
     10.6       Settlement of Third Party Claims......................................................................... 31
     10.7       Cooperation.............................................................................................. 31
     10.8       Survival................................................................................................. 31
     10.9       Not Exclusive Remedy..................................................................................... 32
ARTICLE 11   GENERAL.
     11.1       Modification and Amendment............................................................................... 32
     11.2       Schedules; Exhibits; Integration......................................................................... 32
     11.3       Arbitration.............................................................................................. 32
     11.4       Governing Law............................................................................................ 33
     11.5       Assignment............................................................................................... 33
     11.6       Headings................................................................................................. 33
     11.7       Telecopy; Counterparts................................................................................... 33
     11.8       Publicity and Reports.................................................................................... 34
     11.9       Confidentiality.......................................................................................... 34
     11.10      Third Parties............................................................................................ 34
     11.11      Notices.................................................................................................. 34
     11.12      Expenses................................................................................................. 36
     11.13      Waiver................................................................................................... 36
     11.14      Attorneys' Fees.......................................................................................... 36
     11.15      Representation By Counsel; Interpretation................................................................ 36
     11.16      Severability............................................................................................. 36

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                         Page

     11.17      No Consequential Damages................................................................................. 36
     11.18      Further Assurances....................................................................................... 37
     11.19      Official Language........................................................................................ 37

DRAFT

          EXHIBITS
          --------

          Exhibit A            Bill of Sale and Assignment
          Exhibit B            Assignment of Leases
          Exhibit C            Assignment of Contracts
          Exhibit D            Assumption Agreement

          SCHEDULES
          ---------

          Schedule 1.1A        Facility
          Schedule 1.1B        Leased Real Property
          Schedule 2.2(a)      Purchased Assets
          Schedule 2.2(a)(v)   Assumed Contracts
          Schedule 2.2(b)      Excluded Assets
          Schedule 2.3(b)(ii)  Assumed Liabilities
          Schedule 4.7(a)      Encumbrances
          Schedule 4.7(b)      Leased Real Property
          Schedule 4.8         Legal Proceedings
          Schedule 4.9         Insurance
          Schedule 4.10        Approvals and Permits
          Schedule 4.12(a)     Employment Matters
          Schedule 4.12(b)     Employee Benefit Plans
          Schedule 4.14        Environmental Matters

                        ASSET PURCHASE OPTION AGREEMENT


     THIS ASSET PURCHASE OPTION AGREEMENT (this "Agreement") is made and entered into as of March 26, 1999 by and among CYPRESS BIOSCIENCE, INC., a Delaware corporation ("Seller"), FRESENIUS HEMOTECHNOLOGY, INC., a Delaware corporation ("Buyer"), and FRESENIUS AKTIENGESELLSCHAFT, a German corporation and the parent of Buyer ("Fresenius AG"), as guarantor of Buyer's obligations hereunder (as set forth herein).

                              W I T N E S S E T H

     WHEREAS, Fresenius AG, Seller and Buyer have entered into a Master Agreement dated as of March 4, 1999 (the "Master Agreement"), which contemplates that the parties will enter into a series of agreements in connection with certain related transactions, as more particularly provided therein;

     WHEREAS, Seller has developed a Product (as defined herein) for the treatment of certain immune disorders through extra-corporeal filtration of human plasma;

     WHEREAS, Seller leases and operates facilities in Redmond, Washington (collectively, the "Facility") for the manufacture of the Product; and

     WHEREAS, in reliance upon the representations, warranties and covenants of Seller set forth herein, Buyer desires to acquire an option to purchase the Facility and the Purchased Assets (as defined herein) from Seller and, upon exercise of such option, to assume certain liabilities, and Seller is willing to grant such option to Buyer, all as more fully set forth herein.

     NOW THEREFORE IN CONSIDERATION of the mutual promises and covenants contained in this agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1       Definitions.

          As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply.

     "Action" means any action, complaint, investigation (of which Seller has actual knowledge), petition, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

     "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

     "Agreement" has the meaning set forth in the Preamble hereto.

     "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

     "Associate" of a Person means:

     (a) a corporation or organization (other than a party to this Agreement) of which such person is a director, an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

     (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; and

     (c) any relative or spouse of such person or any relative of such spouse.

     "Assumed Contracts" has the meaning set forth in Section 2.2(a).

     "Assumed Liabilities" has the meaning set forth in Section 2.3(b).

     "Auditors" means Ernst & Young LLP, independent public accountants to Seller.

     "Basic Price" means (a) $3,300,000 plus (b) the product of $100,000 times the number of days between the date of execution of this Agreement and March 31, 1999 divided by 31, minus (c) if the Closing Date occurs prior to December 31,
     ----------
1999 the product of the number of calendar months (including any fraction of a calendar month) between the Closing Date and December 31, 1999 times $100,000. The forgoing notwithstanding, if the Closing Date occurs after December 31, 1999, the Basic Price shall be $2,400,000, without adjustment.

     "Buyer" has the meaning set forth in the Preamble hereto.

     "Claim" has the meaning set forth in Section 10.3.

     "Closing" means the consummation of the transaction contemplated by this Agreement.

     "Closing Date" means, for purposes of this Agreement, the date fixed as the Closing Date in Buyer's notice of exercise delivered pursuant to Section 2.1
(b), or such other date as shall be fixed by the parties for the Closing.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     "Company Reports" has the meaning set forth in the Securities Purchase Agreement.

     "Contract" means any arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease (including any real estate lease), license or understanding, whether or not in writing.

     "Cost of Goods Sold" has the meaning set forth in the License and Distribution Agreement.

     "Direct Claim" has the meaning set forth in Section 10.3.

     "Dispute" has the meaning set forth in Section 11.3.

     "EMF Lease" means the sublease for certain office space and storage space at Redmond, Washington, between Seller and EMF.

     "Encumbrance" means any claim, charge, lease, covenant, easement, encumbrance, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

     "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

     "Environmental Consultant" shall have the meaning set forth in Section
6.10.

     "Environmental Expenses" has the meaning set forth in Section 10.1(f).

     "Environmental Laws" means all Laws relating to pollution, the protection of safety, human health or the environment, including, but not limited to, any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
(S) 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. (S)
         -------
1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et
     -------                                                                  --
seq.), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the
----                                                               -------
Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15
                                  -------
U.S.C. (S) 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. (S) 300f et
                -------                                                   --
seq.), the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.), and
----                                                             -------
the Atomic Energy Act (42 U.S.C. (S) 2011 et seq.), as such laws have been
                                          -------
amended or supplemented, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

     "ERISA Controlled Group" has the meaning set forth in Section 4.15(b).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" has the meaning set forth in Section 2.2(a).

     "Excluded Liabilities" has the meaning set forth in Section 2.3(a).

     "Expiration Date" means December 31, 2000.

     "Facility" has the meaning set forth in the Recitals hereto, as described on Schedule 1.1A.

     "FDA" means the United States Food and Drug Administration.

     "Fresenius Parties" means Fresenius AG and Buyer.

     "Furniture and Equipment" means all equipment (including movable equipment), vehicles, furniture or furnishings that are held or used by Seller in or ancillary to the Operations (other than Excluded Assets), including all such equipment, vehicles, furniture or furnishings that have been fully depreciated for accounting purposes.

     "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

     "GMP" means, (i) with respect to the United States, the code of manufacturing practices known from time to time as Current Good Manufacturing Practices publishing the FDA, and (ii) with respect to any jurisdiction within the Non-U.S. Territory, any comparable manufacturing code, rule, regulations or practices published by the Territorial Regulator for such jurisdiction.

     "Governmental Entity" means any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

     "Hazardous Material" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
(ix) pesticides;

and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to Environmental Laws.

     "Hazardous Materials Activity" means any past, current, or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

     "Hazardous Materials Claim" has the meaning set forth in Section 10.1(f).

     "Hired Employee" has the meaning set forth in Section 7.2(b).

     "Historical Financial Information" has the meaning set forth in Section 4.4(a).

     "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement.

     "Indemnified Party" has the meaning set forth in Section 10.3.

     "Indemnifying Party" has the meaning set forth in Section 10.3.

     "Information Systems and Equipment" means all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by Seller or any of its Affiliates, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, the Operations.

     "Inventory" has the meaning set forth in Section 2.2(a).

     "IRS" means the Internal Revenue Service or any successor entity.

     "Know-How" has the meaning set forth in the License and Distribution Agreement.

     "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

     "Leased Real Property" means all real property subject to a leasehold or subleasehold estate located, held or used in or ancillary to the Operations and described on Schedule 1.1B hereto.

     "License and Distribution Agreement" means the License and Distribution Agreement of even date herewith by and among Buyer, Seller and Fresenius AG.

     "Line of Credit" means the credit extended by Fresenius AG to Seller on the date of this Agreement and from time to time thereafter pursuant to the promissory note in the form annexed to the Master Agreement.

     "Loss" means any demand, claim, Action, loss, damage, liability, penalty, Tax, cost or expense.

     "Master Agreement" has the meaning set forth in the Recitals hereto.

     "Non-U.S. Territory" has the meaning set forth in the License and Distribution Agreement.

     "Operating Losses" has the meaning set forth in Section 2.7.

     "Operations" means the operation of the Facility by Seller for the manufacture of the Product.

     "Option" means the option to acquire the Facility and the Purchased Assets granted to Buyer by Seller pursuant to this Agreement.

     "Order" means any decree, injunction, judgment, order, ruling, assessment or writ from any Governmental Entity.

     "Patents" has the meaning set forth in the License and Distribution Agreement.

     "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

     "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

     "Plans" has the meaning set forth in Section 4.15(a).

     "Prepaid Expenses" has the meaning set forth in Section 2.2(a).

     "Product" has the meaning set forth in the License and Distribution Agreement.

     "Purchase Price" has the meaning set forth in Section 2.4.

     "Purchased Assets" has the meaning set forth in Section 2.2(a).

     "Real Property" means all Purchased Assets consisting of real property, appurtenances thereto, rights in connection therewith, and any interest therein, including without limitation leasehold estates.

     "Remedial Work" has the meaning set forth in Section 6.11.

     "Repayment Note" means a promissory note of Seller to the order of Fresenius AG having an initial principal amount equal to the principal amount outstanding under the Line of Credit on the Expiration Date minus $1,000,000, maturing on the third anniversary of the Expiration Date, payable in 12 equal quarterly installments of principal, together with interest on the unpaid principal balance at 8.5% per annum, and secured by the same collateral as the Line of Credit.

     "Retirement Plans" has the meaning set forth in Section 4.15(g).

     "Returns" has the meaning set forth in Section 4.6(a).

     "Security Agreement" means the Security Agreement of even date herewith in the form annexed to the Master Agreement.

     "Securities Purchase Agreement" means the Securities Purchase Agreement of even date herewith between Seller and Fresenius AG.

     "Seller" has the meaning set forth in the Preamble hereto.

     "Steering Committee" means the Steering Committee established pursuant to the License and Distribution Agreement.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Tax" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any tax liability.

     "Tax Return" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities.

     "Termination Date" means the specific date first set forth in Section 9.1.

     "Territory" has the meaning set forth in the License and Distribution Agreement.

     "Territorial Regulator" means, with respect to any jurisdiction within the Territory, the agency or organization performing functions and having authority comparable to the functions and authority of the FDA with respect to the authorization of the testing and marketing of medical devices or biological products.

     "Third Party" has the meaning set forth in Section 10.3.

     "Third Party Claim" has the meaning set forth in Section 10.3.

     "Trademarks" has the meaning set forth in the License and Distribution Agreement.

     "Transaction Proposal" has the meaning set forth in Section 6.12(b).

     "U.S. Territory" has the meaning set forth in the License and Distribution Agreement.

     "Year 2000 Compliant" means that all Information Systems and Equipment accurately process and will accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs as of the date hereof and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment or have a material adverse effect on the conduct of the Operations.

     1.2       Interpretation.    For all purposes of this Agreement, except as
otherwise expressly provided,

     (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular,

     (b) all accounting terms not otherwise defined herein have the meanings assigned under United States generally accepted accounting principles,

     (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

     (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms,

     (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and

     (f) all references to "$" or "dollars", shall refer to U.S. dollars.

                                   ARTICLE 2

       GRANT OF OPTION FOR PURCHASE OF ASSETS, ASSUMPTION OF LIABILITIES
                            AND RELATED TRANSACTIONS

     2.1       Grant and Exercise of Option

     (a) Grant and Exercise of Option. Subject to the terms and conditions of this Agreement, Seller hereby grants to Buyer an option (the "Option") to acquire the Purchased Assets and the Facility for the Purchase Price. The Option shall be exercisable at any time commencing on the date of FDA pre-market approval for the Product for treatment of rheumatoid arthritis and until the Expiration Date.

     (b) Manner of Exercise. If Buyers wishes to exercise the Option, Buyer shall deliver written notice to such effect to Seller in the manner provided for the delivery of notices pursuant to this Agreement. Such notice shall specify a Closing Date for the consummation of the purchase and sale of the Purchased Assets, which date shall be not less than 30 days following the date on which such notice is delivered by Buyer. Subject to the provisions of Article 8 and
Article 9, any such notice shall be irrevocable.

     2.2       Purchase and Sale of Assets.

     (a) Purchased Assets. Subject to the terms and conditions of this Agreement, upon exercise of the Option by Buyer, on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of the assets, properties, rights, privileges, claims and contracts of every kind and nature, real and personal, absolute or contingent, wherever located, owned or leased by Seller at the Closing Date and held or used in connection with the Operations (the "Purchased Assets"), except the assets specifically identified in Section 2.2(b) (the "Excluded Assets"). The Purchased Assets shall include, but shall not be limited to, the items set forth on Schedule 2.2(a), attached hereto and incorporated herein by reference, except as changed by assets acquired or disposed of in accordance with Section 6.3 after the date hereof, and also shall include the following:

           (i)  Leasehold title to the Leased Real Property;

          (ii) All fixtures and improvements attached to any Real Property in which Seller has a leasehold interest.

          (iii) All Furniture and Equipment.

           (iv) Buyer will purchase all inventory of usable goods relating to the manufacture of the Product, including all merchandise, finished goods, work-in-process, stores and supplies as of the Closing Date (the "Inventory") as follows:

     (A) Finished goods up to a quantity equal to the actual sales for the four
(4) month period ending on the last day of the month immediately preceding the month in which the Closing Date occurs valued at Cost of Goods Sold as defined in the License and Distribution Agreement.

     (B) Finished goods in excess of four (4) month's inventory at Seller's book value calculated in accordance with GAAP and consistent with Seller's historical practices.

     (C) Work-in-process up to a quantity equal to the forecasted net sales over the next four (4) months (with such forecast subject to review and approval by the Steering Committee) valued at Sellers book value.

     (D) Work-in-process in excess of the four (4) month forecast valued at book value less twenty percent (20%).

     (E) Stores, supplies and raw materials valued at the lower of cost or book value, determined in accordance with GAAP consistent with Seller's past practices.

           (v) To the extent permitted by Law (and other than as included in "Excluded Assets" below), all of Seller's rights and interests arising under or in connection with Contracts to which Seller is a party and which relate to the Operations or other documents relating to the Operations, each as set forth on Schedule 2.2(a)(v), excluding the Strahilevitz Agreement and the D&N Associates Agreement, as such terms are defined in the License and Distribution Agreement (collectively, the "Assumed Contracts").

           (vi) Seller's prepaid expenses and all charges, deposits, sums and fees made by Seller as of the date hereof, including utility deposits, each as set forth on Schedule 2.2(a) ("Prepaid Expenses"), excluding, however, Seller's letter of credit posted in connection with its sublease of the Facility, together with any additions thereto and subject to any reductions therefrom made or accrued by Seller in operating the Operations in the ordinary course and in compliance with Section 6.3 hereof after the date hereof through the Closing Date.

           (vii) All Permits and Approvals required for the manufacture of the Product at the Facility, each as set forth on Schedule 2.2(a), to the extent assignable.

           (viii) To the extent permitted by Law (and other than as included in "Excluded Assets" below), all business and financial records, including all supplier and vendor lists, personnel records, files, books and documents relating to the Operations and all rights thereto.

           (ix) Any software used at the Facility for or in connection with the manufacture of the Product.

           (x) All other assets and property of any kind used at the Facility for or in connection with for the manufacture of the Product.

     (b) Excluded Assets. The assets that constitute Excluded Assets shall include only the items set forth on Schedule 2.2(b) and the following:

           (i) The consideration delivered to Seller pursuant to this Agreement, and all cash and cash equivalents of Seller.

           (ii) Seller's accounts receivable.

          (iii) Provider numbers and government payor agreements.

           (iv) Corporate minute books and Tax Returns.

           (v) The Patents, Trademarks and Know-How.

           (vi) All FDA pre-market approvals and applications with regard to the Product and other Permits and Approvals related to the marketing of the Product in the U.S. Territory.

           (vii) Rights of Seller under this Agreement and any pre-Closing causes of action relating to the operation of the Operations.

           (viii) Loans, guarantees and extensions of credit, as well as commitments to make loans, guarantees and extensions of credit, to or for the benefit of any Affiliate, director, officer, employee, stockholder or any of their respective Associates or Affiliates.

           (ix)     Investments in other Persons.

           (x)      Corporate and trade names of Seller.

           (xi)     All goodwill of Seller.

           (xii) All equipment used solely for the manufacture of Seller's product Cyplex, as set forth on Schedule 2.2(b).

     2.3       Assumption of Certain Liabilities.

     (a) Liabilities Not Assumed. Except for the liabilities and obligations specifically assumed pursuant to and identified in Section 2.3(b) below, Buyer shall not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of Seller or any Affiliate of Seller (the "Excluded Liabilities") including, but not limited to, the following:

           (i) Any liabilities or obligations incurred arising from or out of or in connection with Seller's operations, the condition of its assets or places of business, its ownership of the Purchased Assets, or the issuance, sale, repayment or repurchase of any of its securities prior to the Closing Date.

           (ii) Any liabilities or obligations incurred, arising from or out of, in connection with or as a result of claims made by or against Seller whether before or after the Closing Date that arise out of events prior to the Closing Date, including any and all liabilities or obligations relating to investigations by any Governmental Entity.

           (iii) Any liabilities or obligations incurred, arising from or out of, in connection with or as a result of any alleged or actual defect in any Product or in connection with any alleged or actual breach of warranty (whether expressed or implied) in relation to any Product sold or manufactured by Seller prior to the Closing Date.

           (iv) Any liabilities or obligations (whether assessed or unassessed) of Seller for any Taxes arising from the conduct of the Operations prior to the Closing Date.

           (v) All fees and expenses of Seller in connection with the transactions contemplated herein.

           (vi) Any liabilities or obligations to former or current officers, directors, employees or Affiliates of Seller, including without limitation any liabilities or obligations of Seller in connection with any employee benefit plans or collective bargaining, labor or employment agreement or other similar arrangement or obligations in respect of retiree health benefits.

           (vii) Any liabilities or obligations to any stockholders or former stockholders of Seller.

           (viii) Any liabilities or obligations of Seller incurred, arising from or out of or in connection with this Agreement.

           (ix) All indemnification obligations of Seller relating to acts or omissions prior to the Closing Date.

           (x) Any liabilities relating to any noncompliance with applicable healthcare laws or regulations which relate to the Operations prior to the Closing Date.

           (xi) Any liabilities or obligations relating to Excluded Assets.

           (xii) The EMF Lease and any liabilities under the EMF Lease including, without limitation, rent, additional rent and charges or penalties for any early termination of the EMF Lease.

     (b) Assumed Liabilities. Notwithstanding Section 2.3(a), on the Closing Date, Buyer shall assume only those liabilities and obligations (the "Assumed Liabilities"):

           (i) arising under the assigned leases for Seller's Leased Real Property and the Assumed Contracts with respect to events, facts and circumstances occurring on or after the Closing Date or accruing on or after the Closing Date and all obligations to pay deposits or other security for such leases.

           (ii) relating to certain current operating expenses of the Operations incurred in the ordinary course of Operations consistent with past practice which are not included in Seller?s Cost of Goods Sold (as defined in the License and Distribution Agreement) at the Closing Date, but which would be included in Buyer's Cost of Goods Sold (as defined in the License and Distribution Agreement) after the Closing Date, as set forth on Schedule 2.3(b)(ii).

           (iii) relating to Buyer's use of the Purchased Assets and operation of the Facility on or after the Closing Date.

     2.4       Purchase Price and Allocation.

     (a) Purchase Price. Subject to Section 2.4(b), the total purchase price (the "Purchase Price") to be paid to Seller by Buyer at the Closing for the Purchased Assets shall be the assumption of the Assumed Liabilities by Buyer, plus an amount equal to the sum of (i) the Basic Price, (ii) Seller's Inventory as of the Closing Date, valued in accordance with Section

2.2(a)(iv), (iii) the aggregate amount advanced by Fresenius AG under the Line of Credit after the date hereof for capital expenditures at the Facility, and
(iv) Seller's Prepaid Expenses. For purposes of the foregoing determination, if Buyer and Seller do not agree on the Closing Date Inventory Value, they will seek the input of a mutually appointed public accounting firm.

     (b) Allocation. On or prior to the Closing Date, Buyer and Seller shall agree upon and set forth in a Schedule the allocation of the Purchase Price among the Purchased Assets at fair market value. Buyer and Seller agree that each of them shall report the transactions contemplated by this Agreement for income tax purposes in accordance with the Schedule described in this Section 2.4(b), pursuant to Section 1060 of the Code and the regulations thereunder, and agree not to take, in any filing with or accompanying any Tax Return reporting any part of the transaction undertaken herein, or in filing or books and records for corporate or accounting purposes, a position inconsistent with such allocations.

     2.5       Payment of Purchase Price.

     (a) On the Closing Date, Buyer shall pay the Purchase Price by an offset of the Purchase Price against Seller's obligation to Fresenius AG under the Line of Credit, and:

           (i) if the Purchase Price exceeds the aggregate principal amount outstanding on the Closing Date under the Line of Credit, Buyer shall pay such excess to Seller by wire transfer of such amount in immediately available funds to an account designated by Seller for such purpose; or

           (ii) if the aggregate principal amount outstanding on the Closing Date under the Line of Credit exceeds the Purchase Price, Seller shall pay such excess to Fresenius AG (or, upon the instructions of Fresenius AG to Buyer) by wire transfer of such amount in immediately available funds to an account designated by Fresenius AG (or Buyer, as the case may be) for such purpose.

     (b) Notwithstanding the provisions of Section 2.5(a), Buyer may elect to pay all or any portion of the Purchase Price to Seller in cash and the balance, if any, through set off against Seller's obligations under the Line of Credit. In the event Buyer elects to make any such cash payment, Seller shall immediately pay to Fresenius AG an amount equal to the amount, if any, by which such cash payment exceeds the amount, if any, due to Seller pursuant to Section 2.5(a)(i).

     2.6 Expiration of Option. In the event that Buyer shall not have exercised the Option on or prior to the Expiration Date, the Option and this Agreement shall terminate except for the provisions of this Agreement which survive such termination pursuant to the express terms hereof. Upon such termination, Seller shall deliver to Fresenius AG, in full satisfaction of Seller's payment obligations under the Line of Credit, the Repayment Note.

     2.7       Post Closing Adjustment

     (a) Seller acknowledges that Operating Losses with respect to the Facility incurred during 1999 shall be borne by Seller. In the event that (i) the Closing Date occurs on or prior to December 31, 1999 and (ii) Seller in good faith believes that the Operating Losses required to be borne by Seller exceed the difference between the Basic Price and $2,400,000, Seller may request that the Steering Committee consider whether, in light of the facts and circumstances (including the amount of the excess) and other equitable considerations, the Purchase Price should be increased by all or any part of such excess Operating Losses. Any such request may be submitted to the Steering Committee prior to the Closing Date for consideration prior to the Closing Date and may be submitted to the Steering Committee no later than the 90/th/ day after the Closing Date, whose decision with respect to such requested Purchase Price increase shall be final.

     (b) As used in this Agreement "Operating Losses" shall mean, all losses incurred by Buyer in the operation of the Facility and the Operations between the Closing Date and December 31, 1999.

                                   ARTICLE 3
                                   CLOSING

     3.1 Closing Date. Upon the terms and subject to the conditions set forth in this Agreement, the Closing of the transaction shall take place at the offices of [O'Melveny & Myers LLP, 153 East 53rd Street, New York, New York, 10022], on the Closing Date, or at such other location or time as Seller and Buyer may agree in writing.

     3.2 Items to be Delivered at the Closing By Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

     (a) A Bill of Sale and Assignment, in substantially the form of Exhibit A;

     (b) For each Lease with respect to the Facility, an Assignment and Assumption of Lease, in substantially the form of Exhibit B;

     (c) An Assignment of Contracts, in substantially the form of Exhibit C;

     (d) An Assumption Agreement, in substantially the form of Exhibit D;

     (e) Copies of resolutions duly adopted by Seller, authorizing and approving Seller's performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and of full force and effect as of Closing, by the appropriate officers of Seller;

     (f) A certificate of Seller certifying that the conditions set forth in
Section 8.2 have been satisfied;

     (g) Certificates of incumbency for the respective officers of Seller executing this Agreement and any other agreements or instruments contemplated herein as of the Closing Date;

     (h) Certificates of existence and good standing of Seller from its state of organization and the state in which the Facility is located dated the most recent practical date prior to Closing;

     (i) The opinion of Seller's counsel as provided by Section 8.2 hereof;

     (j) With respect to the Purchased Assets, a recent UCC lien search showing no liens on any fixtures attached to any of the Purchased Assets except for liens under the Security Agreement, Liens which shall be released at or prior to Closing Liens securing capitalized lease obligations included in the Assumed Contracts or, if Buyer elects to assume Seller's indebtedness to Silicon Valley Bank, the Liens securing such indebtedness;

     (k) Any third party consents or Approvals obtained in accordance with
Section 6.6 herein;

     (l) Any amount due from Seller to Fresenius AG or Buyer pursuant to Section 2.5(a), clause (ii) and/or Section 2.5(b); and

     (m) Such other instruments and documents as are reasonably necessary to satisfy the conditions precedent to Buyer's obligations hereunder.

     3.3 Items to be Delivered at the Closing by Buyer. At the Closing, Buyer shall deliver to Seller:

     (a) The promissory note evidencing the Line of Credit, marked "paid";

     (b) A Bill of Sale and Assignment, in substantially the form of Exhibit A;

     (c) for each Lease with respect to the Facility, an Assignment and Assumption of Leases, in substantially the form of Exhibit B;

     (d) An Assignment of Contracts, in substantially the form of Exhibit C;

     (e) An Assumption Agreement, in substantially the form of Exhibit D;

     (f) Copies of resolutions duly adopted by the board of directors of Buyer, authorizing and approving Buyer's performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and in full force as of Closing by an appropriate officer of Buyer;

     (g) A certificate of Buyer certifying that the conditions set forth in
Section 8.3 have been satisfied;

     (h) Certificates of incumbency for the respective officers of Buyer executing this Agreement and any other agreements or instruments contemplated herein dated as of the Closing Date;

     (i) The opinion of Buyer's counsel as described in and provided by Section 8.3;

     (j) All consents and Approvals, if any, Buyer must obtain to complete the transactions contemplated herein;

     (k) Any cash payment which Buyer elects to make pursuant to Section 2.5(b) and any amount due from Buyer to Seller pursuant to Section 2.5(a), clause (i); and

     (l) Such other instruments and documents as are reasonably necessary to effect the transactions contemplated hereby.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Except as set forth in the Seller Schedule of Exceptions delivered to Buyer in connection with the execution and delivery of this Agreement or in connection with the Closing, as the case may be, Seller represents, warrants and agrees, as applicable, as follows:


     4.1 Organization; Authorization. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, with corporate power to own its properties and conduct its business in the place and manner now conducted. Seller is duly authorized, qualified to do business and in good standing in California and each jurisdiction where the Purchased Assets are located, except for such failure to so qualify as is not reasonably likely to have a material adverse effect on the Operations or the Purchased Assets. Seller has full right, power, and authority to enter into and perform its obligations under this Agreement. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action on the part of Seller, and this Agreement has been duly and validly executed and delivered by Seller and constitutes a legal and binding obligation of the Seller, enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general principles of equity.

     4.2 No Conflicts. The execution , delivery and performance of the Agreement and documents described herein by Seller and the consummation by Seller of the transactions contemplated by the Agreement and documents described herein:

     (a) will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the constitutive documents or by-laws of Seller;

     (b) except as set forth on Schedule 4.10, do not require any Approval of a third party or material Approval or Permit of, or filing or registration with, or other action by, any Governmental Entity to be made or sought by Seller or any of its Affiliates; and

     (c) assuming Approvals and Permits set forth on Schedule 4.10 are obtained, will not conflict in any material respect with, or result in any violation of or default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation, acceleration or augmentation of any material obligation under an Assumed Contract or to loss of a material benefit under, or result in the creation of any material Encumbrance upon any of the Purchased Assets under (i) any material contract, agreement or other instrument to which Seller or any of its Affiliates is a party applicable to the Operations, the Facility or any of the Purchased Assets or (ii) any Law applicable to any of the Purchased Assets.

     4.3 Purchased Assets. Except for the Patents, Trademarks and Know-How to be licensed to Buyer and Fresenius AG under the License and Distribution Agreement, the Purchased Assets and the Excluded Assets constitute all assets which are held or used by Seller or any of its Affiliates and reasonably necessary for the conduct of the Operations and operation of the Facility in the manner conducted as of the date of this Agreement.

     4.4       Financial Information.

     (a) Except as provided for in the most recent balance sheet (or the notes thereto) included in the Company Reports, there are no material liabilities of Seller relating to the Operations, the Facility or the Purchased Assets required in accordance with GAAP to be disclosed in the financial statements included in the Company Reports.

     (b) Since the date of the most recent balance sheet included in the Company Reports, there has not occurred any material casualty, loss, damage or destruction to or affecting the Purchase Assets, or any other change in or affecting the Operations, the Purchased Assets or the Assumed Liabilities that has had a material adverse effect on the Operations, the Purchased Assets or the Assumed Liabilities.

     4.5       Certain Taxes.

     (a) There are no liens for Taxes on any of the Purchased Assets. Proper and accurate amounts have been withheld by Seller from compensation paid to employees at the Facility for all periods prior to the date hereof in compliance with the payroll Tax and other withholding provision of applicable Laws, and all such amounts have been duly and validly remitted to the proper Governmental Entity.

     4.6 Assumed Contracts. Each Assumed Contract existing on the date of this Agreement (other than open purchase orders, as to which Seller makes no representation) (i) is valid and existing, and Seller has duly performed in all material respects its obligations under each Assumed Contract to which it is a party to the extent that such obligations to perform have accrued and (ii) no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default under any Assumed Contract by Seller or, to the knowledge of Seller, any other party or obligor with respect thereto, has occurred.

     4.7       Tangible Property.

     (a) Except as set forth on Schedule 4.7, Seller has good and marketable title to each of the Purchased Assets, free and clear of any Encumbrances. Subject to any required Approvals, Seller has all rights, power and authority to sell, convey, assign, transfer and deliver the Purchased Assets to Buyer in accordance with the terms of this Agreement. At the Closing, Seller shall deliver the Purchased Assets to Buyer, free and clear of any Encumbrances. The Purchased Assets are in good working condition, except for ordinary wear and tear and are not materially defective, except that no representation is made with respect to Purchased Assets currently in storage.

     (b) All leasehold interests used by Seller in the conduct of the Operations are listed on Schedule 4.7. Seller does not use any other Real Property in the conduct of the Operations. With respect to the leasehold interests listed on
Schedule 4.7, (i) each listed lease is unmodified and in full force and effect,
(ii) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (iii) Seller enjoys the quiet and peaceful possession of the property demised thereby, (iv) Seller is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, (v) to the best of Seller?s knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed.

     (c) Seller has received no written notice of any proposed special assessments, nor any proposed material changes in land use laws affecting the Real Property. Seller has accepted possession of the property demised pursuant to each leasehold interest and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest except as set forth on
Schedule 4.7. Seller has received no written notice of non-compliance with any restriction encumbering any leased property, nor has Seller received written notice of any zoning violations affecting any leased property. There is no pending or, to Seller?s knowledge, threatened Action that would materially interfere with the quiet enjoyment of any such leasehold by Seller.

     4.8 Legal Proceedings. There is no Order or Action pending, or, to the knowledge of Seller, threatened, against or affecting Seller or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a material adverse effect on the Purchased Assets (or the right to use the Purchased Assets), the Assumed Liabilities, Seller?s ability to perform this Agreement, or any aspect of the transactions contemplated by this Agreement. Schedule 4.8 lists each Order and each Action that involves a claim or potential claim of aggregate liability in excess of $25,000 against, or that enjoins or seeks to enjoin any activity by Seller related to the conduct of the Operations. Other than as set forth on Schedule 4.8, Seller is not subject to any outstanding judgment, order or decree with respect to the Purchased Assets.

     4.9 Insurance. Schedule 4.9 lists each insurance policy maintained by Seller with respect to the Purchased Assets and the Operations, and each such policy is in full force and effect as of the date hereof. To Seller?s knowledge, Seller is not in default with respect to its obligations under any insurance policy maintained by it, and Seller has not been denied insurance coverage. Except as set forth on Schedule 4.9, to Seller's knowledge, there is no outstanding written requirement or recommendation by any insurance company that issued any policy or by any board of fire underwriters or other similar body (including any Governmental Entity) exercising similar functions which requires or recommends any repairs or other work to be done or with respect to any of the Purchased Assets

     4.10      Permits.

     (a) Seller holds all material Permits that are required by any Governmental Entity to permit it to conduct the Operations and operate the Facility as conducted and operated, and all such Permits are valid and in full force and effect. Except as set forth on Schedule 4.10, all such Permits are Purchased Assets. No violations of any such Permits have occurred or, to the knowledge of Seller, have been alleged to have occurred.

     (b) The Facility is in compliance with all Permits and Approvals required by Law except where the failure to so comply would not be reasonably expected to have a material adverse effect on the Operations, the Facility or the Purchased Assets. There are no provisions in, or agreements relating to, any such Permits and Approvals which preclude or limit in any material respect Seller from operating the Operations as it is currently operated. There is not now pending nor, to the knowledge of Seller, threatened, any action by or before any Governmental Entity to revoke, cancel, rescind, modify or refuse to renew any of the Permits and Approvals, and all of the material Permits and Approvals are in good standing now and as of the Closing.

     4.11      Regulatory Compliance.

     (a) Seller is in compliance with all applicable statutes, rules, regulations and requirements of Governmental Entities having jurisdiction over the Facility, the Operations and the Purchased Assets, except where the failure to so comply would not be reasonably expected to have a material adverse effect on the Operations, the Facility or the Purchased Assets. The use and operation of the Purchased Assets are in compliance in all material respects with all Laws, and there are no material violations of any such Laws, except where the failure to comply would not have a material adverse effect on the Purchased Assets, Assumed Liabilities, the Operations or the Facility, from and after the Closing. Seller has timely filed all material forms, applications, reports, statements, data and other information relating to the Operations required to be filed with Governmental Entities.

     (b) Without limiting the generality of Section 4.11(a), Seller manufactures the Product in conformity with Seller?s specifications and in compliance with applicable regulatory requirements, including the maintenance of standards of facility, materials, quality, control, production and safety testing in compliance with GMP and other regulatory requirements.

     4.12      Labor, Employment  and Employee Benefit Matters.

     (a) No changes in the basis for remuneration of employees of the Operations have been made, promised or authorized by Seller since December 31, 1999, except in the ordinary and usual course. Except as set forth on Schedule 4.12, Seller has no written employment contracts, and no agreement of any nature that provides for employment for any particular period of time or that provides any restrictions upon Seller's right to terminate employment without any post-termination payment obligation, with any Person whomsoever relating to the Operations. Other than in the ordinary course of business, no binding agreements have been made or entered into between Seller and any employee involved in the Operations regarding changes in compensation, promotion or any other change in status.

     (b) Schedule 4.12 also contains a true and complete list of all agreements, plans, arrangements and employees benefit plans which provide compensation or benefits of a type which Buyer undertakes to provide to Hired Employees pursuant to Section 7.1(b).

     (c) The transactions contemplated by this Agreement will not constitute a "mass layoff" under or require any actions to comply with the Worker Adjustment and Retraining Notification Act of 1988 ("WARN act"), if it were closed within 60 days from the date hereof.

     (d) Except as set forth on Schedule 4.12, as of the date hereof and solely with respect to Seller's employees at the Facility, (i) there is no pending or threatened employee strike, work stoppage or labor dispute, (ii) no union representation question exists respecting any such employees, no demand has been made for recognition by a labor organization by or with respect to any such employees of Seller, no union organizing activities by or with respect to any such employees are taking place, and none of such employees represented by any labor union or organization, (iii) no collective bargaining agreement exists or is currently being negotiated by Seller, (iv) there is no unfair practice claim against Seller before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the best of Seller's knowledge, threatened against or involving the Operations and none has occurred and (v) Seller is not engaged in any unfair labor practices.

     4.13 No Brokers or Finders. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Seller or any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

     4.14      Environmental Compliance. Except as set forth in Schedule 4.14:

     (a) Seller has materially complied and is in material compliance (with respect to the Facility) with, and, to Seller?s knowledge, the Real Property and all improvements on the Real Property are in material compliance with, all Environmental Laws.

     (b) Seller has no material liability for fines, damages, clean-up or other remediation costs or other material liability under any Environmental Law with respect to any of the Facility or the Real Property, nor is Seller responsible for any liability of any other Person under any Environmental Law with respect to the Facility or the Real Property. There are no pending or, to Seller's knowledge, threatened actions, suits, orders, claims, legal proceedings or other proceedings based on, and neither Seller nor any of its Affiliates has received any formal or informal written notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Entity or any other Person or knows or suspects any fact(s) which would reasonably be expected to form the basis for any such actions or notices.

     (c) Seller has not conducted any Hazardous Materials Activities at the Facility and, to Seller's knowledge, there are and have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Seller or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Operations or the transactions contemplated herein.

     (d) Seller has been duly issued, and currently has and will maintain through the Closing Date, all material Approvals and Permits required under any Environmental Law with respect to the Facility. A true and complete list of such Permits, all of which are valid and in full force and effect, is set forth in Schedule 4.14. Seller is in material compliance (with respect to each Facility) with and the Real Property and all improvements on the Real Property are in material compliance with, all Approvals and Permits. Except in accordance with such Approvals and Permits, to Seller's knowledge there has been no release of material regulated by such Approvals and Permits at, on, under, or from the Real Property in violation of Environmental Laws.

     (e) Assuming Buyer operates the Purchased Assets in a manner consistent with Seller's past holding of the Purchased Assets, to Seller's knowledge, Buyer will be able to operate the Purchased Assets and to use the Purchased Assets in connection with the Operations in material compliance with any prospective requirement adopted or promulgated prior to the date hereof under any Environmental Law without material cost.

     4.15 Year 2000 Compliance. Other than any commercially available off-the-shelf software, all of the Information Systems and Equipment included in the Purchased Assets are either Year 2000 Compliant, or any reprogramming or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed and operational by June 30, 1999.

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents, warrants and agrees, and Fresenius AG guarantees such representations, warranties and agreements, as follows:

     5.1 Organization and Related Matters. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all necessary corporate power and authority to carry on its business as now being conducted. Buyer has the necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party.

     5.2 Authorization. The execution, delivery and performance of this Agreement and any related agreements by Buyer has been duly and validly authorized by the Board of Directors of Buyer and by all other necessary corporate action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

     5.3 No Conflicts. The execution, delivery and performance of this Agreement and any related agreements by Buyer will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) the charter documents or bylaws of Buyer, (b) any Law to which Buyer is subject or (c) any Contract to which Buyer is a party that is material to the financial condition, results of operations or conduct of the business of Buyer, provided that the appropriate Approvals are received as contemplated by Section 8.1.

     5.4 No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

                                   ARTICLE 6
                           COVENANTS WITH RESPECT TO
                            CONDUCT PRIOR TO CLOSING

     6.1 Access. Seller will authorize and permit Buyer and its representatives (which term shall be deemed to include its independent accountants and counsel) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of its businesses, to all of its properties, books, records, operating instructions and procedures, and all other information with respect to the Operations as Buyer may from time to time reasonably request, and to make copies of such books, records and other documents and to discuss its businesses with such third Persons, including, without limitation, Seller's directors, officers, accountants and counsel, as Buyer considers necessary or appropriate for the purposes of evaluating whether and at what time to exercise the Option and obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement.

     6.2 Material Adverse Changes. Seller will promptly notify Buyer of any event of which Seller obtains knowledge which has had or might reasonably be expected to have a material adverse effect on the Operations or any of the Purchased Assets or Assumed Liabilities or which if known as of the date hereof would have been required to be disclosed to Buyer.

     6.3 Conduct of Operations. (a) Seller will not without the prior consent in writing of Buyer, (which will not be unreasonably withheld or delayed) or as expressly contemplated by this Agreement:

           (i) conduct the Operations except in the ordinary course consistent with past practices;

           (ii) except as required by its terms, amend, terminate, renew (other than on substantially equivalent terms) or renegotiate any lease for the Facility or the equipment lease finance facility provided to Seller by Silicon Valley Bank, or default (or take or omit to take any action that with or without the giving of notice or passage of time or both, would constitute a default) in any of its obligations or waive any material default by another party under any of the foregoing;

           (iii) enter into any material contract or commitment, or incur or agree to incur any material liability which, in either case, is or will be an Assumed Liability, except for those which are terminable without cause or penalty within ninety (90) days following Closing;

           (iv) by action or inaction, abandon, terminate, cancel, forfeit, waive or release Seller's material rights, in whole or in part, with respect to the Purchased Assets, or sell or dispose of the Purchased Assets, or encumber any of the Purchased Assets; except (i) Encumbrances pursuant to the Security Agreement, (ii) dispositions of property not material in amount, or (iii) sales of Inventory and replacement of obsolete or worn out property in the ordinary course of business;

           (v) hold, store or otherwise retain Inventory except as would be customary practice in the ordinary course of Operations or in connection with increased Inventory requirements relating to commercial launch of the Product, or as Licensee has expressly agreed to purchase pursuant to
     Section 2.2(a)(iv);

           (vi) fail to conduct the Operations in accordance with applicable regulatory requirements, including the maintenance of standards of facility, materials, quality, control, production and safety testing in compliance with GMP and other regulatory requirements, and in compliance with all approvals, licenses, permissions and permits necessary for the conduct of the Operations;

           (vii) settle any dispute or threatened dispute with any Governmental Entity regarding the Purchased Assets in a manner that materially and adversely affects Buyer (it being understood that the maintenance of record retention programs with respect to the Purchased Assets shall be deemed not to materially and adversely affect Buyer);

           (viii) terminate or permit the cancellation or lapse of insurance coverage on the Purchased Assets or related to the Operations;

           (ix) terminate, amend or fail to renew or preserve any Permits necessary for the conduct of the Operations;

           (x) so long as the costs therefor are included in the Cost of Goods Sold or Seller has access to borrowing under the Line of Credit, fail to maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, the Purchased Assets, adequate spare parts (including, without limitation, injection molds and other items of equipment used in the manufacture of the Product) and any other properties material to and useful in the Operations (including, without limitation, the Facility), nor fail to make all appropriate repairs, renewals and replacements thereof; or

           (xi) fail to comply with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a material adverse effect on the Purchased Assets or the conduct of the Operations;

     (b)   Seller will:

           (i) provide Fresenius AG and Buyer 20 days' notice prior to the grant of any general or uniform increase in the rates of pay or benefits to any employee (or a class thereof) or agent or any material increase in salary or benefits of any employee or agent or pay any bonus to any person (other than consistent with past practices), or enter into any new employment, collective bargaining or severance agreement; and

           (ii) provide Fresenius AG and Buyer with 20 days' notice of any merger or consolidation with any other Person or sale, transfer or other disposition of any material assets or any liabilities.

     6.4 Notification of Certain Matters. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event that has caused any of their representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

     6.5       Permits and Approvals.

     (a) Buyer and Seller shall take all reasonable steps to obtain all Approvals and Permits of any Governmental Entities required of either party to consummate the transactions contemplated by this Agreement.

     (b) To the extent that any Approval of a third party with respect to any Assumed Contract is required in connection with the transactions contemplated by this Agreement, Seller shall use its reasonable best efforts to obtain such Approval prior to the Closing Date.

     6.6 Third Party Consents. To the extent that the Approval of a third party with respect to any Material Contract is required in connection with the transactions contemplated by this Agreement, Seller shall use its reasonable best efforts to obtain such Approval prior to the

Closing Date (and Buyer shall cooperate with Seller to obtain such Approval), and in the event that any such Approval is not obtained (but without limitation on Buyer's rights under Section 8.2), Seller shall cooperate with Buyer to ensure that Buyer obtains the benefits of each such Material Contract.

     6.7 Certain Filings. Seller will make any and all filings required to be made on its part under the Hart-Scott-Rodino Act. Buyer will make any and all filings required to be made on its part under the Hart-Scott-Rodino Act. Seller and Buyer shall furnish each other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions under the provisions of such laws.

     6.8       Environmental Due Diligence.

     (a) Seller acknowledges that Buyer wishes to conduct environmental investigations with respect to the Real Property and the Business which may include, without limitation a Phase I Environmental Site Assessment (conforming to the standard for such reports set out by the American Society for Testing and Materials) with respect to the Real Property and an environmental compliance audit with respect to the Operations. Any such investigations shall be conducted at Buyer's expense. For the purpose of conducting such investigations, Seller hereby grants to Environmental Consultant, Buyer and its representatives an irrevocable license and authorization to, during normal business hours and upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of Seller's business, enter upon and inspect the Real Property, and perform such tests, including without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Real Property, as Buyer, in its sole and reasonable discretion, determines are necessary. If necessary to the work of the Environmental Consultant, Seller shall use its reasonable efforts to obtain a similar license from each landlord for the Real Property. The results of all investigations and reports prepared by Buyer at Buyer's expense shall be and at all times remain the property of Buyer and Buyer shall disclose to Seller and make available to Seller the results or any other information obtained by them in connection with such investigations and reports.

     6.9 Management Agreement. Buyer and Seller agree that, on request of either party, Buyer and Seller shall negotiate in good faith to enter into a mutually acceptable Management Agreement pursuant to which Buyer or Fresenius AG shall perform certain management services with respect to the Facility relating to installation of a cost accounting system and scale-up of production of the Product, on terms and conditions to be specified therein. Any management services undertaken at the request of Buyer shall be provided at no charge to Seller; any management services provided at Seller's request shall be charged to Seller at Fresenius AG's customary charges for such services.

     6.10 Amendment of Lease. Seller shall cooperate fully with Buyer in negotiations with the respective landlords for amendments to the leases relating to the Facility which will be assumed by Buyer at Closing, which amendments shall be mutually acceptable to Buyer and Seller and shall (i) include a renewal option enabling Buyer to extend the term of the relevant lease at its option for a renewal term reasonably satisfactory to Buyer, (ii) delete any provision requiring the delivery of a letter of credit as security, and (iii) include such other terms as may be reasonably requested by Buyer and Fresenius AG.

     6.11 WARN Act. Seller shall comply with the applicable requirements of the WARN Act in connection with the employment terminations described in
Section 7.1.

                                   ARTICLE 7
                        ADDITIONAL CONTINUING COVENANTS

     7.1       Employment Matters.

     (a) As of the Closing Date, Seller shall terminate or cause its Affiliates to terminate all employees of the Seller at the Facility, and Buyer shall offer employment to substantially all of the employees of Seller and its Affiliates at the Facility at compensation and benefit levels equivalent to the compensation and benefit levels provided by Seller as of the Closing Date, except that Buyer shall not be obligated to issue options to acquire any equity securities of Buyer or any other person or to match Hired Employee retirement or deferred compensation plan contributions with any such securities. Buyer and Seller shall cooperate, at Buyer's sole expense, to structure, create and implement an incentives plan for the retention of an agreed list of key employees at the Facility. Seller shall be responsible for any and all severance benefits payable under Seller?s employee benefit plans or otherwise in favor of any employee to whom an offer of employment by Buyer is made, but not accepted.

     (b) The term "Hired Employee" as used in this Agreement means an employee of Seller or any of its Affiliates who accepts employment with Buyer as of the Closing Date. All Hired Employees will be retained as employees-at-will (except to the extent that such Employees are parties to contracts providing for other employment terms, in which case such Hired Employees shall be retained in accordance with the terms of such contracts) and Buyer shall provide such Hired Employees with the same customary employee benefits as they receive from Seller as of the Closing Date, except that Buyer shall not be obligated to issue options to acquire any equity securities of Buyer or any other Person or to match Hired Employee retirement or deferred compensation plan contributions with any such securities. Buyer shall cause all Hired Employees to be added to comparable welfare benefits plans with waivers of all limitations as to preexisting conditions, exclusions of all waiting periods with respect to coverage and with a credit for any co-payments and deductible paid prior to the Closing Date by an applicable Hired Employee in satisfying any out-of-pocket requirements under any welfare benefit plan by such Hired Employee. Buyer shall provide credit for eligibility, benefit accrual and vesting purposes for all such Hired Employees' periods of service with Seller (or any Affiliate of Seller) as provided under the ERISA and non-ERISA plans of Seller and its Affiliates for purposes of any Buyer employee benefit plan or program, including all qualified and non-qualified retirement or savings programs, vacation, sick leave, holiday and severance benefits; provided that, with respect to active defined benefit plans maintained by Buyer, the existing seniority of such Hired Employees shall only be recognized for eligibility and vesting purposes and not for benefit accrual purposes; and provided further that such Hired Employees shall not participate in any inactive defined benefit plans of Buyer. Any future plans created by Buyer that provide for benefit and vesting service to Buyer employees from their original date of hire shall (to the extent permitted by applicable Law) include all vesting and benefit service credit as would be included by recognizing such Hired Employees' original date of hire as recognized by Seller or one of its Affiliates. The service credited under the Buyer welfare and other benefit plans will include all service credited under the welfare and other benefit plans of Seller and its Affiliates, respectively.

Participation shall begin as soon as administratively feasible after the Closing Date for participating Hired Employees (and eligible dependents) and for all other Hired Employees who, given their Seller service, have met the age and service requirements for participation under the respective Buyer plans.

     (c) As of the Closing Date, Seller will, at its expense or at the expense of the applicable Plan, (i) terminate all Plans, if any, relating solely to employees at the Facility, (ii) terminate the participation of all employees employed at the Facility from all other Plans, (iii) take such actions as are necessary to make, or cause such Plans to make, timely appropriate distributions to such employees to the extent required or permitted by, and in accordance with, such Plans and applicable Law, as determined by Seller and/or its counsel, and (iv) comply with all applicable Laws in connection with the foregoing. Seller shall indemnify and hold harmless Buyer from and against any and all liabilities and obligations whatsoever with respect to the Plans or the acts or omissions of Seller under this Section 7.1.

     7.2 Proration Payments. If any provision hereof requires the proration between Buyer and Seller of obligations to third parties including employees or former employees, each party hereto agrees to pay promptly upon demand by the other party (accompanied by a reasonably itemized statement of the claim and basis therefor and supporting documentation from such other party) its proportionate share of the obligations that it has assumed hereunder.

                                   ARTICLE 8
                             CONDITIONS OF PURCHASE

     8.1       General Conditions.

          The obligations of the parties to effect the Closing shall be subject to the following condition unless waived in writing by all parties:

     (a) Approvals. To the extent required by applicable Law, all Permits and Approvals required to be obtained from any Governmental Entity and the consents of any required third parties, in each case as necessary for consummation of the transactions contemplated hereby, shall have been received or obtained on or prior to the Closing Date.

     8.2 Conditions to Obligations of Buyer. The obligations of Buyer to effect the Closing shall be subject to the following conditions except to the extent waived in writing by Buyer:

     (a) Representations and Warranties and Covenants of Seller. The representations and warranties of Seller herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time except insofar as may be set forth in revised disclosure schedules which shall be delivered by Seller to Buyer and Fresenius AG as promptly as practicable after Buyer's delivery of its notice of exercise of the Option, and such revised disclosure schedules shall be satisfactory to Buyer and Fresenius AG in their sole discretion, provided, that except with respect to
                             --------
misrepresentations by Buyer as of the date of this Agreement or Buyer's failure to perform its obligations hereunder set forth therein, the sole remedy of Buyer and Fresenius AG with respect to such revised disclosure schedules shall be to decline to consummate the acquisition of the Purchased Assets.

     (b) Seller shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Seller shall have delivered to Buyer certificates of Seller in form and substance satisfactory to Buyer, dated the Closing Date and signed by the appropriate officer of Seller to such effect.

     (c) Opinion of Counsel. Buyer and Fresenius AG shall receive at the Closing from Cooley Godward LLP, counsel to Seller, an opinion dated the Closing Date, in form and substance reasonably satisfactory to Buyer and Fresenius AG and their counsel.

     (d) Consents. Seller shall have obtained and provided to Buyer evidence of the receipt of all required Approvals and Permits listed on Schedule 4.13, each in form and substance reasonably satisfactory to Buyer and none of such Approvals and Permits shall have been withdrawn prior to or on the Closing Date.

     (e) FDA Approval. Seller shall have obtained any and all FDA pre-market approvals required to manufacture, market and sell the Product in the United States of America for use in the treatment of rheumatoid arthritis.

     (f) No Action or Proceeding. No court or any other Governmental Entity shall have issued an order restraining or prohibiting the transactions herein contemplated; and no Governmental Entity shall have commenced or threatened in writing to commence any action or suit before any court of competent jurisdiction or other Governmental Entity that seeks to restrain or prohibit the consummation of the transactions herein contemplated or otherwise seeks a remedy which would materially and adversely affect the ability of Buyer to enjoy the full use and enjoyment of the Purchased Assets.

     8.3 Conditions to Obligations of Seller. The obligations of Seller to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by Seller:

     (a) Representations and Warranties and Covenants of Buyer. The representations and warranties of Buyer herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time, Buyer shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Buyer shall have delivered to Seller certificates of Buyer in form and substance satisfactory to Seller, dated the Closing Date and signed by the appropriate officer of Buyer, to such effect.

     (b) Opinion of Counsel. Seller shall receive at the Closing from O'Melveny & Myers LLP, counsel to Buyer an opinion dated the Closing Date, in form and substance reasonably satisfactory to Seller and its counsel.

                                   ARTICLE 9
                     TERMINATION OF OBLIGATIONS; SURVIVAL

     9.1 Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement may be terminated at any time before the Closing as follows and in no other manner:

     (a) Mutual Consent. By mutual consent in writing of Buyer, Fresenius AG and Seller.

     (b) Breach of Seller's Representations and Warranties. By Buyer and Fresenius AG upon written notice to Seller in the event of any action, omission or occurrence which would constitute a breach of Seller's representations and warranties as set forth in Article IV herein and which has a material adverse effect on this Agreement or the transactions contemplated herein.

     (c) Breach of Buyer's Representations and Warranties. By Seller upon written notice to Buyer and Fresenius AG in the event of any action, omission or occurrence which would constitute a breach of Buyer's representations and warranties as set forth in Article V herein and which has a material adverse effect on this Agreement or the transactions contemplated herein.

     (d) Conditions to Buyer's Performance Not Met. By Buyer and Fresenius AG upon written notice to Seller if any event occurs which would render impossible the satisfaction of one or more conditions to the obligations of Buyer and Fresenius AG to consummate the transactions contemplated by this Agreement as set forth in Section 8.1 or 8.2.

     (e) Conditions to Seller's Performance Not Met. By Seller upon written notice to Buyer and Fresenius AG if any event occurs which would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the transactions contemplated by this Agreement as set forth in Section 8.1 or 8.3.

     (f) Destruction or Condemnation. By Buyer and Fresenius AG, if any of the Purchased Assets are damaged, destroyed or taken, and if such damage, destruction or condemnation is beyond reasonable repair and prevents Seller from performing its obligations under this Agreement as well as the conduct of the Operations.

     (g) Expiration Date. Automatically, if Buyer does not deliver the required notice of its exercise of the Option prior to or on the Expiration Date or, if earlier, automatically upon termination of the License and Distribution Agreement.

     9.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided, that the obligations of the parties contained in Article X (Indemnification), Section 11.9 (Confidentiality) and Section 11.12 (Expenses) shall survive any such termination. A termination under Section 9.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this

Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                                  ARTICLE 10
                                INDEMNIFICATION

     10.1 Obligations of Seller. Seller agrees to indemnify and hold harmless Buyer, its directors, officers, employees, affiliates, agents and assigns, from and against any and all Losses (including, without limitation, attorneys' fees, settlement costs, arbitration costs and any reasonable legal and other expenses for investigating or defending any action or threatened action) asserted against or incurred by any of them, arising out of or in connection with or resulting from any of the following (but only to the extent that all of such Losses exceed $25,000 in the aggregate) and except in the case of intentional or fraudulent misrepresentation, in no event shall Losses payable under this Section 10.1 exceed the Purchase Price:

     (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Seller in or pursuant to this Agreement; provided, however, that the representations and warranties contained herein shall survive the Closing only for a period of twelve (12) months after the Closing Date, except for the representations and warranties contained in Section 4.15 hereof, which shall survive for the duration of the statute of limitations with respect to any applicable Environmental Law;

     (b) any other matter as to which Seller in other provisions of this Agreement has agreed to indemnify Buyer or any Affiliate;

     (c) any liability or obligation of Seller or any of its Affiliates other than the Assumed Liabilities;

     (d) any liability or termination fees arising in connection with the termination of the EMF Lease.

     10.2 Obligations of Buyer. Buyer agrees to indemnify and hold harmless, Seller its directors, officers, employees, affiliates, agents and assigns, from and against any Losses of Seller, directly or indirectly, as a result of, or based upon or arising from:

     (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement;

     (b) any other matter as to which Buyer in other provisions of this Agreement has agreed to indemnify Seller;

     (c) any Third Party Claims in respect of the use of the Purchased Assets or the operation of the Operations after the Closing Date (excluding the Third Party Claims covered by Section 10.1(d)); or

     (d) any failure to satisfy the Assumed Liabilities.

     10.3 Notice of Claim. In the event that a party entitled to indemnification hereunder (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which the other party (the "Indemnifying Party") has agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person (a "Third Party") against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known. The failure promptly to give such notice or the failure of such notice to identify the Claim with sufficient particularity shall not relieve the Indemnifying Party of any of its indemnification obligations contained herein if the Indemnified Party has actually given written notice to the Indemnifying Party and has otherwise complied with the provisions of this Article X except where, and solely to the extent that, such failure actually prejudices the rights of such Indemnifying Party.

     10.4 Direct Claims. With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall promptly make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information available to the Indemnified Party as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of 30 days (or any mutually agreed upon extension thereof) following such notice to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to arbitration as provided herein.

     10.5 Third Party Claims. With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense and with counsel of its choice satisfactory to the Indemnified Party, acting reasonably, to defend and, upon written request from the Indemnified Party, shall defend the Claim (including the negotiation and settlement thereof). If the Indemnifying Party elects or is required to assume such defense, the Indemnified Party shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain separate counsel to act on its behalf, provided that the fees and disbursements of such separate counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the payment of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential conflicting interests between them (such as the availability of different defenses). If the Indemnifying Party, having assumed such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume control of such defense and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable Law to make a payment to any Third Party with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment after consulting with the Indemnifying Party and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference, with interest, to the Indemnifying Party.

     10.6 Settlement of Third Party Claims. If the Indemnifying Party does not elect to assume control of the defense of any Third Party Claim or, after request by the Indemnified Party fails to do so, the Indemnified Party shall have (but shall not otherwise have) the exclusive right to contest, settle or pay the amount claimed and any Losses incurred by the Indemnified Party in connection with such contest, settlement or payment shall be conclusive as to the existence and amount of any liability of the Indemnifying Party to the Indemnified Party hereunder. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim, without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that (a) no Indemnified Party shall be obligated to consent to any compromise or settlement that does not provide for a complete release of the Claim against the Indemnified Party, and (b) the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason other than the failure of such settlement to conform to the requirements of the preceding clause (a).

     10.7 Cooperation. The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all correspondence, demands, pleadings and other relevant documentation promptly as it becomes available). The Indemnified Party and the Indemnifying Party shall each use all reasonable efforts to mitigate Losses arising out of any Claim for which indemnity is sought hereunder.

     10.8 Survival. This Article X shall survive any termination or expiration of this Agreement. In addition, any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this
Article X until such matter is finally terminated or otherwise resolved by the parties under this Agreement and any amounts payable hereunder are finally determined and paid.

     10.9 Not Exclusive Remedy. Subject to the monetary limits of Section 10.1, this Article X shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

                                  ARTICLE 11
                                   GENERAL

     11.1 Modification and Amendment. Neither this Agreement nor any of the terms hereof or any exhibit hereto may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by all of the parties hereto. No failure on the part of either party to exercise, no delay in exercising, no partial exercise of, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof.

     11.2 Schedules; Exhibits; Integration. Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits and including the guaranty of Fresenius AG set forth on the signature page hereof, the Master Agreement and related documents contemplated therein constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith, including, but not limited to, the letter of intent dated January 20, 1999, among Buyer, Seller and Fresenius AG.

     11.3 Arbitration. In the event that any dispute or controversy arises between the parties out of or relating to this Agreement or any other related agreement ("Dispute"), a party shall notify the other parties in writing of the existence of the Dispute, and for a thirty-day period following such notification the parties shall meet and negotiate in good faith to attempt to resolve the matter and shall escalate the dispute to the Chief Executive Officer of Licensor and the President of the I+H Division of Fresenius AG if resolution is not made within the first fifteen days. If such efforts do not resolve the Dispute within such thirty-day period, the Dispute shall be referred to and finally resolved by arbitration under the rules of the American Arbitration Association, and except for proceedings commenced to enforce an arbitration award, each party hereby irrevocably waives its right to commence any proceeding in any court with respect to any matter arising under this Agreement. Unless the parties otherwise agree, the tribunal shall consist of three arbitrators, two of whom shall be appointed by the respective parties and the third arbitrator shall be appointed jointly by the first two. The place of arbitration shall be New York, New York or such other location as the parties shall agree. The language of the arbitration shall be English. The parties shall be entitled to conduct discovery which shall be limited in both time and scope in order to minimize expense and adverse impact on the operation of the parties. No arbitrator shall be an Affiliate, employee, officer or director of either party or of their respective Affiliates, nor shall any Arbitrator have any interest that would be affected in any material respect by the outcome of the Dispute. The decision of the sole arbitrator or of a majority of the arbitrators, as the case may be, shall be final and binding on the parties and their respective successors and assigns. The decision shall not be subject to appeal or judicial review except in circumstances of fraud. The prevailing party in any such arbitration shall be entitled to recover reasonable fees of attorneys and other professionals in addition to all court costs and arbitrator's fees which that party may incur as a result. Judgment upon the award granted by the arbitrator(s) may be entered in any court having jurisdiction over the relevant party, or its assets.

     11.4 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and without regard to conflicts of law doctrines except to the extent that certain matters are preempted by federal law or are governed by the law of the jurisdiction of organization of the respective parties.

     11.5 Assignment. Neither this Agreement nor any of the rights or duties of the parties hereunder shall be Assigned, transferred or conveyed by a party by operation of law or otherwise. Notwithstanding the foregoing, this Agreement may be assigned by Buyer to an Affiliate of Buyer or a purchaser of the entire business or substantially all of the assets of Fresenius AG's I+H Division, without the prior written consent of Seller, provided that the purchaser assumes in writing all of the obligations of Buyer hereunder. Such an assignment shall not release Buyer from its liabilities and obligations hereunder, nor shall it release Fresenius AG from its obligations under its guaranty attached hereto. In addition, notwithstanding the foregoing, this Agreement may be assigned by Seller to an Affiliate of Seller or to a purchaser of all or substantially all of the assets of Seller relating to Product, provided that the purchaser assumes in writing all of the obligations of Seller hereunder and may be transferred by Seller by operation of law in connection with a change of control of Seller through a tender offer, merger, sale of equity securities or other similar transaction. Neither this Agreement nor any rights of a party hereunder shall inure to the benefit of any trustee in bankruptcy, receiver, creditor, liquidator or trustee of the business of such party without the prior written consent of the other party, which such other party may grant or withhold in its sole discretion. Except as provided in this Section or as referenced herein, no party shall delegate duties of performance or assign, in whole or in part, rights or obligations under this Agreement without the prior written consent of the other party, and any attempted delegation or assignment without such written consent shall be void and of no force or effect. Subject to the restrictions contained in the preceding sentence, this Agreement shall be binding upon the successors and assigns of the parties.

     11.6 Headings. The descriptive headings of the Articles, Sections and Subsections of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7 Telecopy; Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed by telecopy, in one or more counterparts, and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party. Any execution by telecopy shall be followed promptly by the delivery of signed original counterparts to the party or parties receiving the telecopy.

     11.8 Publicity and Reports. Seller and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement, and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of both Seller and Buyer except to the extent that Buyer and its legal counsel in good faith conclude is required by applicable Law. Seller shall obtain the prior consent of Buyer to the form and content of any application or report made to any Governmental Entity that relates or refers to this Agreement.

     11.9 Confidentiality. All information disclosed in writing and designated in writing as confidential by any party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, (iv) as may otherwise be required by law or (v) to the extent such duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated in accordance with its terms, each party shall use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 11.9, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

     11.10 Third Parties. Nothing in this Agreement, express or implied, is intended to confer or shall confer upon any persons other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than rights of indemnity under Article X in favor of the persons named therein.

     11.11 Notices. Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

          If to Seller, addressed to:

                  Cypress Bioscience, Inc.
                  4350 Executive Drive, Suite 325
                  San Diego, CA  92121
                  Attn: Jay D. Kranzler, M.D.
                  Fax No.: (619) 452-1222

          With copies to:

                  Cooley Godward LLP
                  4365 Executive Drive
                  San Diego, CA  92121-2128
                  Attn: Barbara Borden, Esq.
                  Fax No.: (619) 453-3555

          If to Fresenius AG, addressed to:


                  Fresenius
                  Aktiengesellschaft
                  Adsorber Technology Division
                  Attn:  Mr. Stefan Schulze
                  D-66606 St. Wendel
                  Telecopy No.:      011-49-6851-807444

          With copies to:

                  Fresenius Aktiengesellschaft
                  Law Department
                  Attn.: Mr. Roland Kirsten
                  If by mail:           Else-Kroner-Strasse 1
                                        61346 Bad Homburg
                                        Germany
                  If by delivery:       Else-Kroner-Strasse 1
                                        61352 Bad Homburg
                                        Germany
                  Telecopy No.:   011-49-6172-608-2251

          and to:

                  O'Melveny & Myers LLP
                  Citicorp Center
                  153 East 53rd Street
                  New York, New York  10022-4611
                  Attn:  Dr. Ulrich Wagner
                  Telecopy No.:  (212) 326-2061

          If to Buyer, addressed to:

                  Fresenius Hemotechnology, Inc.
                  110 Mason Circle, Suite A
                  Concord, CA 94520-1238
                  Attn: President
          with copies to Fresenius AG and O'Melveny & Myers LLP at their respective addresses set forth above.

          or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 11.11 and an appropriate answer back is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

     11.12     Expenses.  Except as otherwise provided in this Section 11.12 and
Section 11.14, Seller and Buyer shall each pay their own expenses incident to the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective investment bankers, accountants, counsel and other representatives.

     11.13 Waiver. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

     11.14 Representation By Counsel; Interpretation. Seller and Buyer each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer and Seller.

     11.15 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the essential terms and conditions of this Agreement remain valid, binding and enforceable. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

     11.16 No Consequential Damages. Notwithstanding anything to the contrary elsewhere in this Agreement (including, without limitation, the provisions of Article XI), no party (or its Affiliates) shall, in any event, be liable to any/the other party (or its Affiliates) for any consequential or punitive damages, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

     11.17 Further Assurances. Each of the parties covenants and agrees that it and its successors and permitted assigns will execute such further reasonable documents and do and perform or cause to be done and performed such further and other reasonable acts as may be necessary or desirable from time to time in order to give full effect to the provisions of this Agreement.

     11.18 Official Language. The parties understand and agree that this document has been prepared only in the English language and that the English language is the official language of this Agreement. No party to this Agreement will assert or allege that it did not understand each and every term of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.


                                          CYPRESS BIOSCIENCE, INC.



                                 By:     /s/ Jay D. Kranzler
                                    ____________________________________________
                                  Name:   Jay D. Kranzler
                                       _________________________________________
                                  Title:   Chief Executive Officer
                                        ________________________________________

                                          FRESENIUS HEMOTECHNOLOGY, INC.

                                 By:      /s/ Dale L. Richardson
                                    ____________________________________________

                                  Name:    Dale L. Richardson
                                       _________________________________________
                                  Title:   President and Chief Operating Officer
                                        ________________________________________

                                    Guaranty
                                    --------

          In order to induce Seller to enter into this Agreement, Fresenius AG hereby unconditionally, irrevocably and absolutely guaranties, as primary obligor and not merely as surety, the due and punctual performance and payment in full of all Obligations (as hereinafter defined) when the same shall be required to be performed or become due hereunder. The term "Obligations" includes any an all obligations of Buyer now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, and however arising under or in connection with this Agreement, including, without limitation, Buyer's obligation to pay the Assumed Liabilities. Fresenius AG waives any right to (a) require Seller to proceed against Buyer; or (b) pursue any other remedy Seller may have whatsoever. Fresenius AG further agrees to pay all costs and expenses, including, without limitation, attorneys? fees and related costs, at any time paid or incurred by Seller in endeavoring to enforce this guaranty. This guaranty is absolute and unconditional and shall not be affected by any act or thing whatsoever, except as expressly provided herein. This guaranty is not an accommodation, but rather a material consideration bargained for by Seller in agreeing to enter into the transactions contemplated by this Agreement. No modification or amendment of any provision of this guaranty shall be effective unless in writing and subscribed by a duly authorized officer of each of Fresenius AG and of Seller. If any provision of this guaranty or portion of such provision, or the application thereof to any person or circumstance, shall, to any extent, be held invalid or unenforceable, the remainder of this guaranty or the remainder of such provision and the application thereof to other persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this guaranty shall be valid and enforced to the fullest extent permitted by the law. Fresenius AG waives all defenses to payment or performance available to guarantors or sureties as by virtue of being guarantors or sureties and that are not otherwise available to the primary obligor.

          In its performance of the foregoing guaranty, Fresenius AG shall be subject to all of the obligations of Buyer and shall be entitled to assert any facts or circumstances constituting a material breach of this Agreement by Buyer or which would constitute a legal or equitable discharge of any Obligation of Buyer hereunder. The foregoing notwithstanding, Fresenius AG shall not be released or discharged from this Guaranty by reason of any assignment of this Agreement by Buyer or Seller permitted by Section 11.5 and, upon any such assignment, this Guaranty shall continue in full force and effect with respect to the obligations of any such assignee and one or more subsequent assignees hereunder.



                                        FRESENIUS AKTIENGESELLSCHAFT

                                        By_____________________________

                                        By_____________________________

                                   EXHIBIT A
                                   ---------

                      GENERAL BILL OF SALE AND ASSIGNMENT

          THIS GENERAL BILL OF SALE AND ASSIGNMENT (this "Assignment"), dated as of _______________, 1999, is entered into by CYPRESS BIOSCIENCE, INC., a Delaware corporation ("Seller"), and FRESENIUS HEMOTECHNOLGY, INC., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

          WHEREAS, Buyer, Seller and Fresenius Aktiengesellschaft, have entered into an Asset Purchase Option Agreement, dated as of March 26, 1999 (the "Option Agreement"), pursuant to which Seller has agreed to sell, assign and transfer, and Buyer has agreed to purchase, all of Seller's respective right, title and interest in and to the Purchased Assets.

          NOW, THEREFORE, pursuant to the Option Agreement and in consideration of the above premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          Section 1.  Definitions. Capitalized terms used herein and not
                      -----------
otherwise defined herein shall have the meanings given to them in the Option Agreement.

          Section 2.  Assignment. Seller does hereby irrevocably and
                      ----------
unconditionally sell, convey, transfer and deliver to Buyer (collectively, the "Assignment") all of such Seller's right, title and interest in and to the Purchased Assets subject to the terms and conditions set forth herein.

          Section 3.  Further Assurances. Seller hereby agrees to take any and
                      ------------------
all additional actions and to execute, acknowledge and deliver any and all documents which Buyer may reasonably request in order to effect the intent and purposes of this Assignment and the transactions contemplated hereby.

          Section 4.  Buyer's Remedies. Buyer's remedies with respect to any
                      ----------------
claim arising from the breach of this Assignment shall be as set forth in the Option Agreement.

          Section 5.  Amendment and Modification; Waiver. Subject to applicable
                      --------------------------
law, this Assignment be amended, modified and supplemented by written instrument authorized and executed by Buyer and Seller any time with respect to any of the terms contained herein. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by either party hereto of a breach of any provisions of this Assignment shall not operate or be construed as a waiver of any other or subsequent breach.

          Section 6. No Third-Party Beneficiaries. This Assignment is for the
                     ----------------------------
sole and exclusive benefit of the parties hereto, Fresenius AG, as guarantor of Buyer's obligations under the Option Agreement, and their respective successors and permitted assigns and nothing herein is intended or shall be construed to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights, remedies or claims under, or by any reason of, this Assignment or any term, covenant or condition hereof.

          Section 7.  Assignment. Neither this Assignment, nor any of the
                      ----------
rights, interests or obligations hereunder, may be assigned, unless in accordance with the assignment provisions of the Option Agreement.

          Section 8.  Governing Law. This assignment shall be governed by and
                      -------------
construed in accordance with the laws of the State of New York without giving effect to the principles of the conflicts of laws thereof.

          Section 9. Option Agreement. This Assignment is not intended to alter
                     ----------------
the obligations of the parties to the Option Agreement. If any conflict exists between the terms of this Assignment and the terms of the Option Agreement, then the terms of the Option Agreement shall govern and control.

          Section 10. Headings. The headings of this Assignment are for
                      --------
reference purposes only and shall not affect, in any way the meaning or interpretation of this Assignment.

          Section 11. Counterparts. This Assignment may be executed in one or
                      ------------
more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.



                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Lease as of the date first above written.



                              CYPRESS BIOSCIENCE, INC.

                              By:  ____________________________
                              Name:
                              Title:

                              FRESENIUS HEMOTECHNOLOGY, INC.

                              By:  ____________________________
                              Name:
                              Title:

                                   EXHIBIT B
                                   ---------

                       ASSIGNMENT AND ASSUMPTION OF LEASE

          THIS ASSIGNMENT AND ASSUMPTION OF LEASE is made and entered into as of _______________, 1999, by and between CYPRESS BIOSCIENCE, INC., a Delaware corporation ("Assignor"), and FRESENIUS HEMOTECHNOLOGY, INC., a Delaware corporation ("Assignee").


          WHEREAS, Assignor as tenant leases          [description of leased
                                             -------------------------------
property]       , pursuant to a [Lease Agreement] with ________________________
----------------
("Lessor"), dated _______________, 19__ (as amended to date, the "Lease"); and



          WHEREAS, Assignor desires to assign to Assignee the Lease and Assignee desires to accept the assignment and assume from Assignor the Lease.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Assignment.  Assignor assigns and transfers to Assignee all of
               ----------
its right, title and interest as tenant in and to the Lease. Assignee hereby attorns to Landlord, as landlord under the Lease.

          2.   Assignment and Assumption of Lease.  Assignee accepts the
               ----------------------------------
assignment and hereby assumes the duties as tenant under the Lease and agrees to perform all duties and obligations required of the tenant by the terms of the Lease.

          3.   Governing Law.  This assignment and assumption shall be governed
               -------------
by and construed in accordance with the laws of the State of Washington without giving effect to the principles of the conflicts of laws thereof.

          4.   Headings.  The descriptive headings of this Assignment and
               --------
Assumption of Lease are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

          5.   Counterparts.  This Assignment and Assumption of Lease may be
               ------------
executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Lease as of the date first above written.

                              CYPRESS BIOSCIENCE, INC.

                              By:  ____________________________
                              Name:
                              Title:

                              FRESENIUS HEMOTECHNOLOGY, INC.

                              By:  ____________________________
                              Name:
                              Title:

                              STATE OF NEW YORK
COUNTY OF ____________

          Personally appeared before me, the undersigned authority, a Notary Public in and for the aforesaid State and County, ___________________________, with whom I am personally acquainted, and who, upon oath, acknowledged himself or herself to be the ___________________________ of CYPRESS BIOSCIENCE, INC., the within named bargainor, a corporation, and that he or she as such ___________________________, executed the within instrument for the purposes therein contained, by signing the name of the corporation by himself or herself, as such Officer.

          IN TESTIMONY WHEREOF, witness my hand and official seal at office in the aforesaid State and County, on this the __________ day of ____________________, 1999.


                                  ______________________________________________
                                                  Notary Public


My Commission Expires:_______________________


STATE OF NEW YORK

COUNTY OF

          Personally appeared before me, the undersigned authority, a Notary Public in and for the aforesaid State and County, ____________________________, with whom I am personally acquainted, and who, upon oath, acknowledged himself or herself to be the ___________________________ of FRESENIUS HEMOTECHNOLOGY, INC., the within named bargainor, a corporation, and that he or she as such ___________________________, executed the within instrument for the purposes therein contained, by signing the name of the corporation by himself or herself, as such Officer.

          IN TESTIMONY WHEREOF, witness my hand and official seal at office in the aforesaid State and County, on this the __________ day of ____________________, 1999.


                                  ______________________________________________
                                                  Notary Public


My Commission Expires:______________________

                                   EXHIBIT C
                                   ---------

                            ASSIGNMENT OF CONTRACTS

          THIS ASSIGNMENT OF CONTRACTS is entered into as of _______________, 1999 by CYPRESS BIOSCIENCE, INC., a Delaware corporation ("Seller"), in favor and for the benefit of FRESENIUS HEMOTECHNOLOGY, INC., a Delaware corporation ("Buyer").



          WHEREAS, pursuant to that certain Asset Purchase Option Agreement dated as of March 26, 1999 (the "Option Agreement") by and among Buyer, Seller and Fresenius Aktiengesellschaft, Seller has agreed to assign to Buyer and Buyer has agreed to assume from Seller, for the consideration and upon the terms and conditions set forth in the Option Agreement, certain of the executory obligations and liabilities of Seller arising from and after the Closing pursuant to the Assumed Contracts; and

          WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Option Agreement.

          NOW, THEREFORE, pursuant to the Option Agreement and in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

          1.   Assignment.  Seller does hereby assign, grant, convey and
               ----------
transfer to Buyer, all of Seller's right, title and interest in, to and under the Assumed Contracts.

          2.   Seller's Undertaking.  Seller agrees to take such action and to
               --------------------
execute and attest such documents, assignments, transfers or other writings or instruments as may be necessary, proper or required by law to evidence the assignment made herein.

          3.   Option Agreement.  This Assignment of Contracts is not intended
               ----------------
to alter the obligations of the parties to the Option Agreement. If any conflict exists between the terms of this Assignment of Contracts and the Option Agreement, then the terms of the Option Agreement shall govern and control.

          4.   Governing Law.  This assignment shall be governed by and
               -------------
construed in accordance with the laws of the State of New York without giving effect to the principles of the conflicts of laws thereof.

          5.   Headings.  The descriptive headings of this Assignment of
               --------
Contracts are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

          6.   Counterparts.  This Assignment of Contracts may be executed in
               ------------
two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Contracts as of the date first above written.

                              CYPRESS BIOSCIENCE, INC.

                              By:  ____________________________
                              Name:
                              Title:

                              FRESENIUS HEMOTECHNOLOGY, INC.

                              By:  ____________________________
                              Name:
                              Title:

STATE OF NEW YORK

COUNTY OF __________

          Personally appeared before me, the undersigned authority, a Notary Public in and for the aforesaid State and County, ____________________________, with whom I am personally acquainted, and who, upon oath, acknowledged himself or herself to be the ___________________________ of CYPRESS BIOSCIENCE, INC., the within named bargainor, a corporation, and that he or she as such ___________________________, executed the within instrument for the purposes therein contained, by signing the name of the corporation by himself or herself, as such Officer.


          IN TESTIMONY WHEREOF, witness my hand and official seal at office in the aforesaid State and County, on this the __________ day of ____________________, 1999.


                                   ___________________________________________
                                                   Notary Public

My Commission Expires:________________________


STATE OF NEW YORK

COUNTY OF _________

          Personally appeared before me, the undersigned authority, a Notary Public in and for the aforesaid State and County, ____________________________, with whom I am personally acquainted, and who, upon oath, acknowledged himself or herself to be the ___________________________ of FRESENIUS HEMOTECHNOLOGY, INC., the within named bargainor, a corporation, and that he or she as such ___________________________, executed the within instrument for the purposes therein contained, by signing the name of the corporation by himself or herself, as such Officer.


          IN TESTIMONY WHEREOF, witness my hand and official seal at office in the aforesaid State and County, on this the __________ day of ____________________, 1999.


                                   ___________________________________________
                                                   Notary Public

My Commission Expires:___________________

                                   EXHIBIT D
                                   ---------

                              ASSUMPTION AGREEMENT

          THIS ASSUMPTION AGREEMENT is entered into as of _______________, 1999 by and between CYPRESS BIOSCIENCE, INC., a Delaware corporation ("Seller"), and FRESENIUS HEMOTECHNOLOGY, INC., a Delaware corporation ("Buyer").

          WHEREAS, pursuant to that certain Asset Purchase Option Agreement dated as of March 26, 1999 (the "Option Agreement") by and among Buyer, Seller and Fresenius Aktiengesellschaft, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller certain of the assets, properties, and rights of Seller as the same are described in the Option Agreement (the "Purchased Assets"); and

          WHEREAS, pursuant to the Option Agreement, Buyer has agreed to assume certain obligations of Seller as partial consideration for the purchase of the Purchased Assets; and

          WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Option Agreement.

          NOW, THEREFORE, pursuant to the Option Agreement and in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

          1.   Buyer Undertaking.  Buyer hereby assumes and agrees timely to pay
               ------------------
and perform all of the Assumed Liabilities. Other than as specifically stated herein or in the Option Agreement, Buyer assumes no debt, liability or obligation of Seller other than such Assumed Liabilities.

          2.   Option Agreement.  Nothing contained in this Assumption Agreement
               -----------------
supersedes any of the obligations, agreements, covenants or warranties of Seller or Buyer under the Option Agreement, or shall be deemed to require Buyer to pay or discharge any Assumed Liability so long as Buyer shall in good faith contest or cause to be contested the amount or validity thereof. If any conflict exists between the terms of this Assumption Agreement and the Option Agreement, then the terms of the Option Agreement shall govern and control.

          3.   Governing Law.  This assumption shall be governed by and
               -------------
construed in accordance with the laws of the State of New York without giving effect to the principles of the conflicts of laws thereof.

          4.   Headings.  The descriptive headings of this Assumption Agreement
               --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

          5.   Counterparts.  This Assumption Agreement may be executed in two
               ------------
or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Assumption Agreement as of the date first above written.

                              CYPRESS BIOSCIENCE, INC.

                              By:  ____________________________
                              Name:
                              Title:

                              FRESENIUS HEMOTECHNOLOGY, INC.

                              By:  ____________________________
                              Name:
                              Title:

STATE OF NEW YORK

COUNTY OF ___________

          Personally appeared before me, the undersigned authority, a Notary Public in and for the aforesaid State and County, ____________________________, with whom I am personally acquainted, and who, upon oath, acknowledged himself or herself to be the ___________________________ of CYPRESS BIOSCIENCE, INC., the within named bargainor, a corporation, and that he or she as such ___________________________, executed the within instrument for the purposes therein contained, by signing the name of the corporation by himself or herself, as such Officer.


          IN TESTIMONY WHEREOF, witness my hand and official seal at office in the aforesaid State and County, on this the __________ day of ____________________, 1999.


                                     _______________________________________
                                                  Notary Public

My Commission Expires:_______________________


STATE OF NEW YORK

COUNTY OF

          Personally appeared before me, the undersigned authority, a Notary Public in and for the aforesaid State and County, ____________________________, with whom I am personally acquainted, and who, upon oath, acknowledged himself or herself to be the ___________________________ of FRESENIUS HEMOTECHNOLOGY, INC., the within named bargainor, a corporation, and that he or she as such ___________________________, executed the within instrument for the purposes therein contained, by signing the name of the corporation by himself or herself, as such Officer.


          IN TESTIMONY WHEREOF, witness my hand and official seal at office in the aforesaid State and County, on this the __________ day of ____________________, 1999.


                                     _______________________________________
                                                  Notary Public

My Commission Expires:_______________________


                                      S-2